Exhibit 10.2

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of January 9, 2022, is entered into by and between Take-Two Interactive Software, Inc., a Delaware corporation (“Parent”), the stockholders listed on Schedule A hereto (the “Stockholders”) and Zynga Inc., a Delaware corporation (the “Company”).

WHEREAS, the Stockholders own beneficially or of record the shares of Class A common stock of the Company, par value $0.00000625 per share (“Company Common Stock”), set forth on Schedule A hereto (such shares of Company Common Stock, being collectively referred to herein as the “Shares”);

WHEREAS, the Company, Parent, Zebra MS I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent, and Zebra MS II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent, have entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the “Merger Agreement”); and

WHEREAS, as a condition to Parent entering into the Merger Agreement, and incurring the obligations set forth therein, Parent has requested the Stockholders enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement; provided, that for purposes of this Agreement, none of the Company or any of its Subsidiaries shall be deemed to be an Affiliate of any of the Stockholders, and none of the Stockholders shall be deemed to be an Affiliate of the Company or any of its Subsidiaries. References to “beneficial” ownership shall be interpreted in accordance with Rule 13d-3 of the Exchange Act.

SECTION 2. Representations and Warranties of Stockholders. Each of the Stockholders hereby represents and warrants, severally and not jointly and with respect to itself only, as follows:

2.1 Title to the Shares. As of the date hereof, such Stockholder is the beneficial owner of, and has good and marketable title to, the number of shares of Company Common Stock set forth opposite the name of such Stockholder on Schedule A hereto, which as of the date hereof constitutes all of the shares of Company Common Stock owned beneficially or of record by such Stockholder, other than by virtue of such Stockholder’s ownership of any securities convertible into or exercisable or exchangeable for any shares of Company Common Stock (such convertible, exercisable or exchangeable securities, “Company Securities”). Except as would not prevent or materially impair such Stockholder’s performance of its obligations under this Agreement, such Stockholder owns all of such shares of Company Common Stock free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, restrictions, charges, proxies and other encumbrances of any nature

(other than Permitted Liens, restrictions on transfer pursuant to applicable securities Laws or pursuant to applicable Laws pertaining to community property), and has not appointed or granted any proxy, which appointment or grant is still effective, with respect to any of such shares of Company Common Stock owned by such Stockholder.

2.2 Organization. With respect to any Stockholder that is an entity, such Stockholder is duly organized, validly existing, and in good standing or similar concept, as applicable, under the laws of the jurisdiction of its organization.

2.3 Authority Relative to this Agreement. Such Stockholder has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. With respect to any Stockholder that is an entity, the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary organizational action on the part of such Stockholder. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by the Company and the Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, (a) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) subject to general principles of equity (whether considered in a proceeding in equity or at law).

2.4 No Conflict. Except for any filings as may be required by applicable federal securities laws, the execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (a) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other Person by such Stockholder; (b) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the organizational documents of such Stockholder (if applicable) or any other agreement to which such Stockholder is a party, or (c) conflict with or violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation (collectively “Laws”) applicable to such Stockholder or to such Stockholder’s property or assets, except, in each case of clauses (a)-(c), as would not prevent or materially impair such Stockholder’s performance of its obligations under this Agreement.

SECTION 3. Covenants of the Stockholders. Each of the Stockholders hereby covenants and agrees, severally and not jointly and with respect to itself only, as follows:

3.1 Restriction on Transfer. Prior to the termination of this Agreement, such Stockholder shall not sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant any proxy to, deposit any Shares into a voting trust or enter into a voting trust agreement with respect to any Shares (each, a “Transfer”) (except in connection with the Combination or the performance of its obligations under this Agreement), other than Transfers (a) with Parent’s prior written consent; (b) by operation of Law or by will, intestacy or other similar applicable Law upon such Stockholder’s death; (c) to any Person if and to the extent required by any non-consensual Order, or by divorce decree; (d) pursuant to a Rule 10b5-1 trading plan in effect as of the date of this Agreement; (e) pursuant to the exercise of any Company Options in order to pay the exercise price of such Company Options or satisfy taxes applicable thereto; (f) upon the vesting of any Company RSU Award or Company PSU Award, in each case to the Company in order to satisfy Taxes applicable to such vesting, (g) in connection with bona fide estate planning purposes to or for the benefit of his or her Affiliates or immediate family members (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild); (h) to charitable organizations, including donor advised funds; (i) by donor advised funds of such Stockholder or private charitable foundations, including following Transfers permitted by clause (h); (j) if such Stockholder is an entity, to one or more partners, members or equityholders of such Stockholder; or (k) to any Affiliate of such Stockholder; provided, however, that in the case of a Transfer described in the foregoing clauses (g) through (k) (other than Transfers described in the foregoing clauses (h) and (i) in amounts that do not exceed, in the aggregate, fifteen percent (15%) of the number of Shares owned beneficially by the Stockholders in the aggregate as of the date of this Agreement), as a precondition to such Transfer, the transferee must agree (for the benefit of Parent) in a written document, reasonably satisfactory in form and substance to Parent, to be bound by the terms of this Agreement applicable to such Stockholder.

3.2 Additional Shares. Prior to the termination of this Agreement, any new shares of Company Common Stock acquired beneficially or of record by such Stockholder after the date of this Agreement, including by reason of any conversion, exchange or exercise of any Company Security, shall become “Shares” within the meaning of this Agreement; provided, that nothing in this Agreement shall obligate or require any Stockholder to exercise a Company Option.

3.3 Restrictions on Hedging. Without limiting Section 3.1, prior to the termination of this Agreement, without Parent’s prior written consent, such Stockholder shall not directly or indirectly enter into any forward sale, hedging or similar transaction involving any shares of Company Common Stock or Company Securities, including any transaction by which any of such Stockholder’s economic risks and/or rewards or ownership of, or voting rights with respect to, any such Company Common Stock or Company Securities are transferred or affected.

3.4 Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger or the Subsequent Merger.

SECTION 4. Voting Agreement.

4.1 Voting Agreement. Prior to the termination of this Agreement, each Stockholder hereby agrees that, at any meeting of the stockholders of the Company, however called, in any action by written consent of the stockholders of the Company, or in any other circumstances upon which the Stockholders vote, such Stockholder shall vote (or cause to be voted) the Shares owned beneficially or of record by such Stockholder as follows:

(a) in favor of adoption of the Merger Agreement;

(b) against any action or agreement that has or would be reasonably likely to result in any conditions to Parent’s obligations under Section 8.2(a) or Section 8.2(b) of the Merger Agreement not being fulfilled;

(c) against any Company Alternative Acquisition Proposal;

(d) against any amendments to the Company Organizational Documents if such amendment would reasonably be expected to prevent or materially delay the consummation of the Combination; and

(e) against any other action or agreement that is intended, or would reasonably be expected, to materially impede, interfere with or delay the Combination or the transactions contemplated by the Merger Agreement.

4.2 Other Proposals. For the avoidance of doubt, nothing in this Agreement shall require Stockholder to vote in any manner with respect to any amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement, in any such case, in a manner that (a) decreases the Exchange Ratio, decreases the amount of Merger Consideration or changes the form of the Merger Consideration; (b) imposes any material restrictions or any additional material conditions on the consummation of the Combination or the payment of the Merger Consideration to stockholders; or (c) extends the Termination Date. Except as expressly set forth in this Section 4, no Stockholder shall be restricted from voting in any manner with respect to any other matters presented or submitted to the stockholders of the Company.

4.3 No Limitation. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as an owner of Company Common Stock. Nothing in this Agreement shall be deemed to govern, restrict or relate to any actions, omissions to act, or votes taken or not taken by any officer or director of the Company, or any designee, representative, officer or employee of the Stockholders or any of their Affiliates serving as an officer or director of the Company or any of its Subsidiaries (in each case, in his or her capacity as such), and no such action taken by such person in his capacity as an officer or director of the Company shall violate any of the Stockholders’ agreements or obligations under this Agreement.

4.4 No Agreement Until Executed; No Ownership Rights. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company Organizational Documents, this Agreement and the transactions contemplated by the Merger Agreement and this Agreement; (b) the Merger Agreement is executed by all parties thereto; and (c) this Agreement is executed by all parties hereto. Nothing contained in this Agreement shall be deemed to vest in Parent, the Company or any of their respective Affiliates any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, as applicable, and neither Parent nor any of its Affiliates shall have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any stockholder in the voting of any of the Shares, except as otherwise specifically provided in this Agreement.

SECTION 5. Representations and Warranties and Covenants of Parent and the Company. Each of Parent and the Company hereby represents and warrants to, and covenants with, the Stockholders, only as to itself and not as to the other, as follows:

5.1 Organization. Each of Parent and the Company is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

5.2 Authority Relative to this Agreement. Each of Parent and the Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and the Company and the consummation by each of Parent and the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of each of Parent and the Company. This Agreement has been duly and validly executed and delivered by each of Parent and the Company and, assuming the due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of each of Parent and the Company, enforceable against each of Parent and the Company in accordance with its terms, (a) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) subject to general principles of equity.

5.3 No Conflict. The execution and delivery of this Agreement by each of Parent and the Company does not, and the performance of this Agreement by each of Parent and the Company will not, (a) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other Person by Parent or the Company, except for filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (b) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or by-laws of the Parent or the Company or any other agreement to which Parent or the Company is a party; or (c) conflict with or violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or the Company or to Parent’s or the Company’s property or assets, except, in each case of clauses (a)-(c), as would not prevent or materially delay or impair Parent’s, or the Company’s, as applicable, performance of its obligations under this Agreement.

SECTION 6. Further Assurances. Each Stockholder shall, without further consideration, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as reasonably necessary under applicable Law to perform its obligations as expressly set forth under this Agreement.

SECTION 7. Stop Transfer Order. In furtherance of this Agreement, concurrently herewith the Stockholders shall and hereby do authorize the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all Shares (and that this Agreement places limits on the voting and transfer of the Shares). The Company shall not, nor shall it permit the Company’s transfer agent to, register the transfer of any certificate representing any of the Shares held of record unless such transfer is made in accordance with the terms of this Agreement.

SECTION 8. Certain Events. In the event of any stock split, stock dividend, merger, amalgamation, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, the number of Shares shall be deemed adjusted appropriately and this Agreement and the obligations hereunder shall attach to any such additional shares of Company Common Stock issued to or acquired by the Stockholders.

SECTION 9. Termination. Notwithstanding anything to the contrary contained herein, the term of this Agreement and the obligations of the parties hereto shall commence on the date hereof and shall terminate, without any further obligation or liability of any party under this Agreement, upon the earliest of (a) the mutual agreement of Parent, the Company and the Stockholders, (b) the Effective Time, (c) the termination of the Merger Agreement in accordance with its terms and (d) the effectiveness of any amendment, modification or supplement to the Merger Agreement that decreases the Merger Consideration (other than any such decrease in accordance with Section 1.7(b) of the Merger Agreement), changes the form of the Merger Consideration or is otherwise materially adverse to the holders of Company Common Stock; provided, however, that this Section 9 and Section 10 shall survive the termination of this Agreement and shall remain in full force and effect.

SECTION 10. Miscellaneous.

10.1 Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements made by the Stockholders in this Agreement shall survive the termination of this Agreement.

10.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

10.3 Specific Performance. The parties hereto agree that, in the event any provision of this Agreement is not performed in accordance with the terms hereof, (a) the non-breaching party will sustain irreparable damages for which there is not an adequate remedy at law for money damages and (b) the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

10.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

10.5 Assignment. Without the prior written consent of the other party to this Agreement, no party may assign any rights or delegate any obligations under this Agreement. Any such purported assignment or delegation made without prior consent of the other party hereto shall be null and void.

10.6 Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.7 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

10.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

10.9 Notices.

(a) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the date sent by e-mail (provided that the sender does not receive an automatic bounce-back of non-delivery), (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to the Company:

Zynga Inc.

699 Eighth Street

San Francisco, CA 94103

Attn: Phuong Phillips

Email: pphillips@zynga.com

with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

Attn:     Steven Bernard

    Martin Korman

    Douglas Schnell

    Remi Korenblit

E-mail: sbernard@wsgr.com

    mkorman@wsgr.com

    dschnell@wsgr.com

    rkorenblit@wsgr.com

If to the Stockholders, at the address or email address set forth on the signature page of this Agreement, with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

Attn:     Steven Bernard

    Martin Korman

    Douglas Schnell

    Remi Korenblit

E-mail: sbernard@wsgr.com

    mkorman@wsgr.com

    dschnell@wsgr.com

    rkorenblit@wsgr.com

If to Parent:

Take-Two Interactive Software, Inc.

110 West 44th Street

New York, NY 10036

Attn: Daniel Emerson

Email: Dan.Emerson@take2games.com

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attn:    Adam Turteltaub

    Sean Ewen

E-mail: aturteltaub@willkie.com

    sewen@willkie.com

(b) Any Person may change the address to which correspondence to it is to be addressed by notification as provided for herein.

10.10 Governing Law. This Agreement and any controversies arising with respect hereto shall be construed in accordance with and governed by the laws of the State of Delaware.

10.11 Exclusive Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party(ies) hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware.    Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or outside the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 10.9 together with written notice of such service to such party, shall be deemed effective service of process upon such party.

10.12 WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12.

10.13 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

10.14 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10.15 No Recourse. No Stockholder nor any of its Affiliates shall be liable in its capacity as a stockholder of the Company (or an Affiliate thereof) for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the Merger Agreement. In no event shall any Stockholder have any liability under this Agreement with respect to the representations, warranties, liabilities, covenants or obligations under this Agreement (or under any other agreement substantially in the form of this Agreement) of any other Stockholder or any other stockholder of the Company.

[Rest of page intentionally blank.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

ZYNGA INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]

[•]

By:

Address:

E-mail:

[Signature Page to Voting Agreement]

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]

SCHEDULE A

Name of Stockholder	Number and Class of Shares Owned	Total Number of Votes
[•]	[•] shares of Company Common Stock	[•]